Exhibit 2.2

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment to Merger Agreement (this “Amendment”), dated as of March 11, 2024 is entered into by and among K Enter Holdings Inc., a Delaware corporation (the “Company”), Global Star Acquisition Inc., a Delaware corporation (“Parent”), K Wave Media Ltd., a Cayman Islands exempted company (“Purchaser”), and GLST Merger Sub Inc., a Delaware corporation (“Merger Sub”).

RECITALS

WHEREAS, the Company, Parent, Purchaser, and Merger Sub are parties to that certain Merger Agreement dated as of June 15, 2023 (the “Original Merger Agreement”);

WHEREAS, on January 31, 2024, with the consent of Parent, the Share Purchase Agreement dated as of April 12, 2023 (the “Acquisition Agreement”) by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc. relating to the acquisition of a majority equity stake in First Virtual Lab Inc. (“First Virtual Lab”) was terminated and amended by the execution of two agreements, namely the Termination and Amendment to the Share Purchase Agreement and the Shareholders Agreement, dated January 31, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc. (the “SPA Amendment”) and the Share Purchase Agreement, dated January 31, 2024, by and among King Bear Film LLC and K Enter Holdings Inc. (the “KB Agreement” and collectively with the SPA Amendment the “New FVL Agreements”);

WHEREAS, on March 5, 2024, with the consent of Parent, the New FVL Agreements relating to the acquisition of a majority equity stake in First Virtual Lab were terminated pursuant to a Termination Agreement and Re-Purchase Option Agreement, dated March 5, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc. (the “First Virtual Lab Termination Agreement”);

WHEREAS, in connection with the First Virtual Lab Termination Agreement, the Company, Parent, Purchaser and Merger Sub Members desire to decrease the Base Purchase Price and to amend the disclosure schedules delivered by the Company to Parent in connection with the execution of the Original Merger Agreement (the “Original Disclosure Schedules”), all as more fully set forth herein; and

WHEREAS, capitalized and other defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the Original Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of the Original Merger Agreement.

(a) The definition of the “Base Purchase Price” contained in Section 1.1 of the Original Merger Agreement is hereby amended to read in its entirety as follows:

“ “Base Purchase Price” means $590,000,000.”

2. Amendment of the Original Disclosure Schedules.

(a) Schedules 4.14, 6.1(a) and 6.2(a) are hereby amended to delete in its entirety the respective reference to the “Share Purchase Agreement dated as of April 12, 2023 with certain sellers of First Virtual Lab Inc.”

(b) Schedule 4.14 is hereby amended to add at the end thereof a reference to the First Virtual Lab Termination Agreement as follows:

“Termination Agreement and Re-Purchase Option Agreement, dated March 5, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc.”

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that each of the following representations and warranties are true, correct and complete as of the date of this Amendment and as of the Closing Date:

(a) The Company has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment (other than, in the case of the Merger, the receipt of the Company Stockholder Approval). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) None of the execution, delivery or performance by the Company of this Amendment or the consummation by the Company of the transactions contemplated hereby does or will (a) contravene or conflict with the contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or to any of its respective properties, rights or assets (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Parties or to a loss of any material benefit to which the Company is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or any of its respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational or constitutive documents of the Company.

4. Representations and Warranties of the Parent Parties. Parent, Purchaser and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

(a) Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, in the case of the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Amendment and the consummation by each of the Parent Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment (other than, in the case of the Merger, the receipt of the Parent Stockholder Approval). This Amendment has been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Amendment constitutes a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) The execution, delivery and performance by a Parent Party of this Amendment or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties.

5. No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

6. Miscellaneous.

(a) Entire Agreement. The Original Merger Agreement (including the Original Disclosure Schedules), as amended by this Amendment, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(b) Ratification. Except as amended hereby, the terms and provisions of the Original Merger Agreement (including the Original Disclosure Schedules) shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Original Merger Agreement (including the Original Disclosure Schedules) and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(d) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the day and year first above written.

Parent:

GLOBAL STAR ACQUISITION INC.

By:	/s/ Anthony Ang
	Name:	Anthony Ang
	Title:	CEO

Purchaser:

K WAVE MEDIA LTD.

By:	/s/ Anthony Ang
	Name:	Anthony Ang
	Title:	Director

Merger Sub:

GLST MERGER SUB INC.

By:	/s/ Anthony Ang
	Name:	Anthony Ang
	Title:	Director

Company:

K ENTER HOLDINGS INC.

By:	/s/ Young Jae Lee
	Name:	Young Jae Lee
	Title:	CEO

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